UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 24, 2008

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]      Written  communications  pursuant to Rule 425 under the  Securities Act  (17 CFR 230.425)

[_]      Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]      Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

[_]      Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Voelker Employment Agreement.  On November 24, 2008, Altair Nanotechnologies Inc. and its operating subsidiary Altairnano, Inc. (collectively, the "Company") entered into an employment agreement with Dan Voelker in connection with his promotion to Vice President of Engineering and Operations.

Under the employment agreement, Mr. Voelker is entitled to an annual base salary of not less than $205,000, an annual bonus target opportunity equal to 60% of his base salary upon achievement of certain performance measures, and standard health and other benefits.  The employment agreement also includes an agreement by the Company to add to his stock options and other equity awards a provision under which vesting of the awards accelerates in connection with a change of control.  The employment agreement includes terms related to protection of confidential information and 12-month non-competition and non-solicitation covenants, and Mr. Voelker is required to sign the Company’s standard agreement related to assignment of inventions.

The employment agreement is for a fixed term of two years, provided that it automatically renews for an additional two-year term if the Company does not provide written notice of its intent not to renew the employment agreement at least 90-days prior to the end of the initial term or any subsequent term.  If Mr. Voelker’s employment is terminated during the term by Mr. Voelker for good reason, which includes, among other things, (a) the Company requiring Mr. Voelker to relocate his place of employment without Mr. Voelker’s consent, or (b) a material adverse change in Mr. Voelker’s title, position, and/or duties 90 days before or within one year after a change of control, Mr. Voelker is entitled to a severance benefit equal to his base salary and health benefits for one year.  The one-year of base salary and health benefits will be extended to 16 months if Mr. Voelker consents to a relocation of his employment but subsequently terminates his employment with the Company for good reason on or before the two-year anniversary of such relocation.

If Mr. Voelker’s employment is terminated by the Company without cause during the term, Mr. Voelker is entitled to a severance benefit equal to his base salary for one year, health benefits for 18 months and a lump sum bonus payment equal to 60% of his base salary, pro rated based upon the percentage of the year elapsed prior to termination.  The one-year base salary severance benefit will be extended to 16 months if Mr. Voelker consents to a relocation of his employment, but his employment is subsequently terminated by the Company without cause on or before the two-year anniversary of such relocation.

The severance provisions are designed to comply with Section 409A under the Internal Revenue Code (“Section 409A”) and provide for accrual and deferred payment of certain severance benefits that would otherwise be subject to a 20% deferred compensation penalty tax under Section 409A.

Mr. Voelker is not entitled to any severance if his employment is terminated at any time by the Company with cause or by Mr. Voelker without good reason.

The description of the employment agreement set forth above is, by its nature, a summary description and omits certain detailed terms set forth in the underlying agreement.  The summary set forth above is qualified by the terms and conditions of the agreement attached as Exhibit 10.1 to this Current Report.

Executive Officer Amendments.  Between November 24, 2008 and November 26, 2008, the Company entered into amendments to the employment agreements with each of Terry Copeland, its Chief Executive Officer, John Fallini, its Chief Financial Officer, Steve Balogh, its Vice President of Human Resources, Robert Pedraza, its Vice President of Corporate Strategy and Bruce Sabacky, its Chief Technology Officer.   The purpose of the amendments was to ensure that the bonus and severance payments under the agreements are not subject to the 20% penalty tax imposed on non-qualified deferred compensation by Section 409A.

In order to avoid or limit the potential penalty tax, the amendments require that each executive’s annual bonus be paid prior to March 15 of the year following the year in which it is earned.

In addition, under the employment agreements, if the executive’s employment is terminated during the term by the executive for good reason, the executive is entitled to a severance benefit equal to his base salary and health benefits for one year.  The one-year of base salary and health benefits is extended to 16 months if the executive consents to a relocation of his employment but subsequently terminates his employment with the Company for good reason on or before the two-year anniversary of such relocation.  As a result of the amendments, in order to avoid a penalty tax, (i) all payments are deferred until a “separation from service,” as defined in relevant IRS regulations, occurs, and (ii) any portion of the base salary related severance benefit that would otherwise be paid within six months of the executive’s separation of service is accrued and paid more than six months after the separation of service.

Under the employment agreements, if the executive’s employment is terminated by the Company without cause during the term, the executive is entitled to a severance benefit equal to his base salary for one year, health benefits for 18 months and a lump sum bonus payment equal to 60% of his base salary, (80% for Terry Copeland) pro rated based upon the percentage of the year elapsed prior to termination.  The one-year base salary severance benefit is extended to 16 months if the executive consents to a relocation of his employment, but his employment is subsequently terminated by the Company without cause on or before the two-year anniversary of such relocation.  As a result of the amendments, in order to avoid a penalty tax, all payments are deferred until a “separation from service,” as defined in relevant IRS regulations, occurs.  In addition, if the Company reasonably determines that any portion of the base salary or bonus related severance benefit would be subject to the 20% penalty tax, the payment of that portion will be deferred until six months following the executive’s separation of service in order to comply with an exemption.

The description of the amendments set forth above is, by its nature, a summary description and omits certain detailed terms set forth in the underlying amendments.  The summary set forth above is qualified by the terms and conditions of the amendments attached as Exhibits 10.2 and 10.3 to this Current Report.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

10.1	Employment Agreement with Dan Voelker

10.2	Form of Amendment to Employment Agreement for Executive Officers (other thanTerry Copeland)

10.3	Amendment to Employment Agreement for Terry Copeland

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: November 26, 2008	By:	/s/ John Fallini
John Fallini
Chief Financial Officer